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EXHIBIT 31.1


                                  CERTIFICATION

         I, Wan Yan Quan, certify that:

1. I have reviewed this annual report on Form 10-K of AP Henderson Group.;

2. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the balance sheet of AP Henderson Group. With respect to statements of income, retained earnings, and cash flows for the years ended December 31, 2004 and 2003, the Company has been unable to obtain appropriate books and records from its former foreign subsidiaries, Hyundai MultiCAV, Ltd. ("HMCS") and the "Jingbo Assets", as defined in this report. Accordingly, I cannot certify to the income (loss) on discontinued operations or gain (loss) on the disposal of each of these foreign subsidiaries through the rescission of their respective merger agreements in 2004, and I cannot certify to the statements of income, retained earnings and cash flows years ended December 31, 2004 and 2003.

3. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant.

             The Company and its Board of Directors are currently reevaluating the Company's internal controls over financial reporting in light of the rescission of the HMCS merger. The Company rescinded the merger after discovering that the HMCS subsidiary, headquartered in China, had reported inaccurate financial information to the Company regarding its operations and financial condition. Upon learning that inaccurate information had been reported, the Board of Directors immediately launched an investigation which is still ongoing), dismissed the responsible officers, and immediately reported these circumstances in Form 8-K, filed December 16, 2004. The Company views the HMCS situation as highly unusual, and is pursuing action against HMCS and its officers for breach of fiduciary duty, possible fraud and other misconduct. The Company's independent auditor is working with the Company to review and strengthen the Company's internal controls over financial reporting.

4. We have disclosed, based on our most recent evaluation, to the registrant's auditors and board of directors:

         a. all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

         b. any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

5. We have indicated in this annual report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

DATED this June 21, 2005.


                                                /s/  Wan Yan Quan
                                                --------------------------------
                                                Wan Yan Quan
                                                Chief Financial Officer